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                                [FORM OF OPINION]
[TO BE DELIVERED AT CLOSING PURSUANT TO SECTION 8.10(b) OF THE MERGER AGREEMENT]


                                                                 [June] __, 2002


                          Agreement and Plan of Merger,
            Dated as of April 2, 2002 and Amended as of May 13, 2002, Among Quest Diagnostics Incorporated, Unilab Corporation
                    and Quest Diagnostics Newco Incorporated


Ladies and Gentlemen:

         We have acted as counsel for Quest Diagnostics Incorporated, a Delaware corporation ("Parent"), in connection with the Offer and the merger (the "Merger") between Unilab Corporation, a Delaware corporation ("Company"), and Quest Diagnostics Newco Incorporated, a Delaware corporation (the "Merger Sub"), pursuant to an Agreement and Plan of Merger, dated as of April 2, 2002 and amended as of May 13, 2002, among Parent, Merger Sub and the Company (the "Merger Agreement"). Any capitalized terms used but not defined herein shall have the meaning assigned to them in the Merger Agreement.

         In connection with rendering our opinion, we have examined (i) the Merger Agreement, the registration statement filed with the Securities and Exchange Commission (the "SEC") by Parent on Form S-4 dated May 16, 2002, as amended (the "Registration Statement"), with respect to the common stock of Parent to be issued to holders of shares of common stock of the Company pursuant to the Offer and the Merger, including the prospectus constituting part of the Registration Statement (the "Prospectus") and (iii) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the Offer and the Merger will be consummated in accordance with the provisions of the Merger Agreement, (ii) the representations and warranties contained in the Merger Agreement were true, correct and complete when made and will continue to be true, correct and complete through the Effective Time, and (iii) the parties have complied with, and, if applicable, will continue to comply with the covenants contained in the Merger Agreement in all material respects. We have further assumed that the statements as to factual matters contained in the Registration Statement and the Prospectus are true, correct and complete, and will continue to be true, correct and complete through the Effective Time.

         In addition, we have relied on the representations made by Parent and the Company in their respective letters of representation (the "Representation Letters") delivered to us for purposes of this opinion pursuant to Section 8.10(b) of the Merger Agreement, and we have assumed that the representations made therein will be true, correct and complete through the Effective Time. We have further assumed that any representations made in the Representation Letters "to the best knowledge of" or similarly qualified are correct without such qualification. If any of our assumptions described above are untrue in any material respect for

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any reason or if the Offer and/or the Merger is consummated in a manner that is different from the manner in which it is described in the Merger Agreement, our opinion expressed below may be adversely affected and may not be relied upon.

         Based upon the foregoing, in reliance thereon and subject thereto, we are of the opinion that the Offer and the Merger will be treated as a single transaction qualifying as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that each of Parent, Merger Sub and the Company will be a party to such reorganization within the meaning of Section 368(b) of the Code.

         Our opinion is based on current provisions of the Code, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the Offer and/or the Merger, or any inaccuracy in the statements, facts, assumptions, representations or covenants upon which we have relied, may adversely affect our opinion as set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention. Finally, our opinion is limited to the United States federal income tax matters specifically covered hereby.

                                       Very truly yours,

                                       [Shearman & Sterling]


Quest Diagnostics Incorporated
One Malcolm Avenue
Teterboro, New Jersey  07608
Attention:  Leo C. Farrenkopf, Jr.


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